UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2008
Immediatek, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Walton
Dallas, Texas		75226

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (214)744-8801

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On July 18, 2008, Immediatek, Inc., or the Company, and Radical Holdings LP, or Radical, entered into a Securities Purchase Agreement, or the “Purchase Agreement.” Subject to the terms and conditions of the Purchase Agreement, the Company issued and sold, and Radical purchased, 69,726 shares of Series B Convertible Preferred Stock of the Company for an aggregate purchase price of $500,000, or $7.17092619 per share of Series B Convertible Preferred Stock. In the Purchase Agreement, the Company represented and warranted to, and covenanted with, Radical as to various matters. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The $500,000 capital contribution is equal to 1.50809% of the Company based on a valuation of the Company at $3.05 per share of common stock, which was the last reported bid price of the common stock. The Series B Convertible Preferred Stock has anti-dilution provisions that are substantially similar to the Series A Convertible Preferred Stock and as a result, on a going forward basis, the conversion price will be subject to adjustment such that the Series B Convertible Preferred Stock will continue to be convertible into common stock representing 1.50809% of the ownership of Immediatek. The sale of the Series B Convertible Preferred Stock triggers the anti-dilution provisions of the Series A Convertible Preferred Stock, and in order to maintain the conversion rights of the new Series B Convertible Preferred Stock, the initial conversion price of the Series B Convertible Preferred Stock was set at $2.162676 per share, which is the fully diluted value per common share after giving effect to the sale of the Series B Convertible Preferred Stock, based on the $3.05 per share valuation of the Company.
The transaction will have a dilutive effect upon the common stock of the Company including the 229,083 shares of common stock owned by Radical. Though purchasing Series B Convertible Preferred Stock which is convertible into common stock representing 1.50809% of the ownership of the Company, due to the dilution, Radical’s percentage of voting stock will increase only by 0.86%. Prior to the transaction, Radical owned 97.14% of the voting stock of the Company and after the transaction Radical owns 98% of the voting stock of the Company.
The following is a summary of the material terms of the Series B Convertible Preferred Stock issued to Radical under the Purchase Agreement:
Dividends. The holders of the Series B Convertible Preferred Stock are not entitled to any preferential dividends. Holders of the Series B Convertible Preferred Stock, however, are entitled to participate, on an as-converted basis, in any cash dividends declared and paid on shares of Company common stock.

Liquidation. Upon the liquidation, dissolution or winding up of the Company, including an acquisition of the Company that results in the sale of more than 50% of the outstanding voting power of the Company, or the sale or exclusive license of all or substantially all of the assets of the Company, the holders of the Series B Convertible Preferred Stock, pari passu with Series A Convertible Preferred Stock, will be entitled to receive, out of the legally available funds and assets of the Company, before any payment is made on any shares of Company common stock or other junior stock, an amount per share equal to the greater of:
•   $7.17092619 per share of Series B Convertible Preferred Stock; and
•   the amount that the holder of that share of Series B Convertible Preferred Stock would have received had the holder converted that share into shares of Company common stock immediately prior to the liquidation event.
If the legally available funds and assets of the Company are insufficient to pay the holders of shares of the Series B Convertible Preferred Stock and Series A Convertible Preferred Stock the full amount to which they are entitled, the holders of shares of the Series B Convertible Preferred Stock and the holders of Series A Convertible Preferred Stock and any other capital stock of the Company that is on a parity with the Series B Convertible Preferred Stock will share ratably in any distribution of the remaining legally available funds and assets of the Company.
Ranking. The Series B Convertible Preferred Stock shall, with respect to rights on liquidation, winding up, corporate reorganization and dissolution, rank pari passu with Series A Convertible Preferred Stock and senior to the shares of Company common stock and other junior stock.
Optional Redemption. Upon an Event of Default (described below), the holders of a majority-in-interest of the Series B Convertible Preferred Stock then outstanding may require the Company to redeem the Series B Convertible Preferred Stock at a redemption price of $7.17092619 per share, plus declared and unpaid dividends, if any, to the redemption date.
An “Event of Default” exists if, within 45 days of the original issue date of the Series B Convertible Preferred Stock, a representation or warranty made by the Company in the Purchase Agreement or in any other document shall prove to be materially incorrect when made, or the Company shall fail to satisfy certain obligations under the Purchase Agreement.

Conversion. The shares of Series B Convertible Preferred Stock shall be convertible into that aggregate number of full shares of Company common stock representing at least 1.50809% of the total voting power of all outstanding shares of capital stock of the Company, including outstanding common stock. Accordingly, the conversion price is subject to downward adjustments in order to cause the holders of the Series B Convertible Preferred Stock, collectively, to own 1.50809% of the outstanding shares of Company common stock upon conversion of all Series A Convertible Preferred Stock and Series B convertible Preferred Stock. The conversion price of a share of Series B Convertible Preferred Stock into shares of Company common stock also is subject to adjustment, from time to time, for, among other reasons, stock splits, combinations, dividends and distributions.
Voting. The holders of the shares of Series B Convertible Preferred Stock will be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Company. Each holder of a share of Series B Convertible Preferred Stock is entitled to the number of votes equal to the largest number of full shares of Company common stock into which all shares of Series B Convertible Preferred Stock held by that holder could be converted. Except as required by law on matters requiring class voting, the holders of the Series B Convertible Preferred Stock, the Series A Convertible Preferred Stock and Company common stock will vote together as a single class.
A copy of the form of Certificate of Designation for the Series B Convertible Preferred Stock, which describes the terms of the Series B Convertible Preferred Stock in greater detail, is attached as Exhibit A to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The proceeds from the sale of the Series B Convertible Preferred Stock will be utilized for working capital that will be used according to an approved budget.
The securities were purchased utilizing working capital funds of Radical. Radical currently owns all of the issued and outstanding shares of Series A Convertible Preferred Stock, and currently owns in the aggregate, 98% of the voting capital stock of the Company.
Radical Management LLC, a Texas limited liability company, is the sole general partner of Radical Holdings LP, a Texas limited partnership. Mark Cuban is the President of Radical Management LLC. Mr. Cuban, indirectly, wholly-owns Radical Management LLC and Radical Holdings LP.
Item 3.02 Unregistered Sale of Equity Securities.
The Series B Convertible Preferred Stock described in Item 1.01 represents the sale of an equity security in a transaction that is not registered under the Securities Act of 1933. The description of the Series B Convertible Preferred Stock contained in Item 1.01 is incorporated by reference into this Item 3.02. There was no placement agent or underwriter for the transaction.

We relied on the exemption from registration provided by Sections 4(2) under the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided Radical with disclosure of all aspects of our business, including our reports filed with the Securities and Exchange Commission, our press releases, and other financial, business, and corporate information. We believe that Radical obtained all information regarding the Company it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes. Further, based on representations previously made to us, we believe that Radical is an accredited investor.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Shell company transactions.
Not applicable.
(d) Exhibits.
The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit

10.1	Securities Purchase Agreement, dated July 18, 2008, by and between Immediatek, Inc. and Radical Holdings LP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.
Date: July 18, 2008	By:	/s/ DARIN DIVINIA
		Name:	Darin Divinia
		Title:	President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Securities Purchase Agreement, dated July 18, 2008, by and between Immediatek, Inc. and Radical Holdings LP.